SBS TECHNOLOGIES, INC.

2000 LONG-TERM EQUITY INCENTIVE PLAN

SECTION 1

GENERAL

1.1 PURPOSE. The SBS Technologies, Inc. 2000 Long-Term Equity Incentive Plan (the "Plan") has been established by SBS Technologies, Inc. ("SBS") to (i) attract and retain directors, executive officers, and other key employees essential to the success of SBS; (ii) motivate other employees, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of SBS' other shareholders through compensation that is based on SBS' Common Stock; and thereby promote the long-term financial interest of SBS and its Subsidiaries, including the growth in value of SBS' equity and enhancement of long-term shareholder return. The Plan permits the grant of Nonqualified Stock Options and a limited number of grants of Restricted Stock, as the Committee may determine under its sole and complete discretion at the time of grant, subject to the provisions of this Plan document and applicable law.

1.2 PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3 OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2

OPTIONS

2.1 DEFINITIONS. The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 will be a nonqualified option (a "NQO"). A "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. The Committee shall have sole and complete discretion in determining the Exercise Price (as hereinafter defined), the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability or transferability of the Options, the conditions under which the Option may be terminated, and any other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Notwithstanding the preceding, grants to Directors must be approved by the full Board. Each Option grant shall have the specified terms and conditions detailed in an award agreement. For purposes of this Plan, any agreement, document or instrument required to be "in writing" or "in written form" may also be sent, received, executed and saved, in electronic form.

2.2 EXERCISE PRICE. The "Exercise Price" of each Option granted under this Section 2 shall be the Fair Market Value of a share of Stock on the date of grant unless otherwise specified by the Committee at the time of grant. However, if the Option is awarded in exchange for previously earned cash compensation by the Participant, or in connection with an acquisition, merger, combination, or similar event involving SBS, in substitution or replacement for options granted to its employees by the other entities, the Committee shall have the authority to establish an Exercise Price that is less than 100% of the Fair Market Value of a share of Stock on the date of grant.

2.3 EXERCISE. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4 PAYMENT OF OPTION EXERCISE PRICE. Options shall be exercised by the delivery of a written notice from the Participant to SBS in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Exercise Price shall be payable to SBS in full in cash, or its equivalent, or by delivery of shares of Stock (not subject to any security interest or pledge) or withholding (in the case of NQOs) shares which would otherwise be acquired upon exercise, valued at Fair Market Value at the time of exercise, or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, SBS may (but shall not be required to) cooperate in a Cashless Exercise of the Option. In addition, any NQO granted under the Plan may provide, at the Committee's discretion, that payment of the Exercise Price may also be made in whole or in part in the form of shares of Common Stock subject to risk of forfeiture or other restrictions. As soon as practicable, after receipt of written notice and payment, SBS shall deliver to the Participant, Stock certificates in an appropriate amount based upon the number of Shares with respect to which the Option is exercised, issued in the Participant's name.

2.5 EXPIRATION DATE. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any vested Option shall not be later than the earliest to occur of:

(a) the ten year anniversary of the date on which the Option is granted;

(b) the Participant's date of termination occurs by reason of death, disability, or retirement, the one year anniversary of that date of termination;

(c) the Participant's date of termination occurs for any reason other than retirement, death or disability, the 90-day anniversary of that date of termination.

2.6 SETTLEMENT OF AWARD. Settlement of Options is subject to subsection 4.7.

2.7 REPRICING. Except for adjustments pursuant to subsection 4.2(e) (relating to the adjustment of shares), the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to SBS as consideration for the grant of a new Option with a lower exercise price.

2.8 TERMINATION F UNVESTED OPTIONS. Any Options that are not vested on the date of termination of employment, for any cause, shall be immediately terminated.

2.9 MAXIMUM AWARD. The maximum number of nonqualified stock options that can be granted to any one individual, in any one year, is 200,000.

SECTION 3

RESTRICTED STOCK AWARDS

3.1 DEFINITIONS. "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of those shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2 RESTRICTIONS ON AWARDS. Restricted Stock Awards shall be subject to the following:

(a) Any Restricted Stock Award shall be subject to such conditions, restrictions and contingencies, as the Committee shall determine.

(b) The maximum number of Restricted Stock Awards and Restricted Stock Unit Awards to be granted to either one individual, or to all individuals, in any one year shall be limited to 50,000 shares of Restricted Stock.

(c) The Committee may designate whether any Restricted Stock Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any Awards designated as "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for those Awards shall be based on any one or more of the following alternatives, as selected by the Committee:

(1) total shareholder return (absolute or peer group comparative)

(2) stock price increase (absolute or peer group comparative)

(3) dividend payout as a percentage of net income (absolute or peer group comparative)

(4) return on equity (absolute or peer group comparative)

(5) return on capital employed (absolute or peer group comparative)

(6) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital

(7) economic value added (income in excess of capital costs)

(8) market share

(9) earnings per share (absolute or peer group comparative)

(10) growth in earnings per share (absolute or peer group comparative)

(11) net income (either pre-tax or after-tax and either absolute or peer group comparative)

(12) operating earnings, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation, and amortization ("EBITDA") (absolute or peer group performance)

For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

(d) If the right to become vested in a Restricted Stock Award granted under this Section 3 is conditioned on the completion of a specified period of service with SBS or a Subsidiary, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without having been granted in lieu of other compensation, then the required period of service for vesting shall not be less than one year, subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, retirement, Change-in-Control, or involuntary termination.

3.3 ELECTION BY DIRECTORS. For any service year as a Director of SBS, a Director may elect to have up to 100% of the Director's cash compensation to be payable by SBS during that year for the Director's services as a Director applied to the purchase of shares of Restricted Stock ("Elected Amount"), as provided in this Section. "Service year" means the period of a Director's service beginning upon the Director's election or appointment and ending at the next meeting of shareholders of SBS at which Directors are elected, but will never be less than three months. The Director must notify the Board of Directors in writing of that election before the first day of the service year for which the election is made, or as required by Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act"), or before such later date as may be approved by the Board of Directors. Unless otherwise determined by the Board of Directors, a separate election must be made for each service year. An election made pursuant to this Section shall be irrevocable from and after the first day of that service year; provided, however, that an election made during a service year for the remaining portion of that service year shall be irrevocable from and after the date the election is made. Elections shall be made on a form prescribed by the Board of Directors.

3.4 ISSUANCE OF SHARES PURSUANT TO ELECTION. Promptly following the end of each year of a Director's service, SBS shall, subject to the provisions of this Plan, issue to each Director who elected to receive shares of Restricted Stock, effective as of the last day of that service year, a number of whole shares determined by the Board of Directors. This issuance shall be deemed to be a separate Award made to the Director. No fractional shares of Restricted Stock shall be issued to an electing Director by SBS under this Section, and no cash payment or other adjustment shall be made in respect of any such fractional share that would otherwise be issuable.

3.5 ELIGIBILITY OF ELECTING DIRECTOR. A Director must be serving as a Director on the last day of the service year in order to be eligible to receive shares of Restricted Stock pursuant to this Section in respect of the Director's Elected Amount, if any, for that service year. Any Director who becomes ineligible to receive shares of Restricted Stock in respect of the Director's Elected Amount for a service year, because the Director's service as a Director terminated before the last day of the service year, shall be paid any earned amounts of the Elected Amount in cash, without interest, as promptly as practicable following the date of the termination of service, and the election made by that Director with respect to the Elected Amount shall be null and void effective as of the date of that termination of service.

3.6 RESTRICTIONS ON TRANSFER OF SHARES. No Restricted Stock issued to a Director in respect of an Elected Amount shall be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Director, other than by will or pursuant to the laws of descent or distribution (unless otherwise permitted under Section 16(b), as determined by the Board of Directors in its sole discretion, and at the Board's sole option), until six months have elapsed from the effective date of issuance of those shares. SBS shall hold the certificates representing those shares for the Director's benefit until the restrictions on transfer have lapsed.

3.7 REMOVAL OF RESTRICTION. Restricted Stock covered by each Award made under the Plan shall be provided and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. The Committee shall have no authority to reduce or remove the restrictions or to reduce or remove the Period of Restriction without the express consent of the stockholders of SBS. Restricted Stock issued to Directors in lieu of cash compensation pursuant to this Section 3 shall provide that the minimum Period of Restrictions shall be three (3) years, which Period of Restriction may permit the removal of restrictions on no more than one-third (1/3) of the shares of Restricted Stock at the end of the first year following the grant date, and the removal of the restrictions on an additional one-third (1/3) of the Shares at the end of each subsequent year. In no event shall any restrictions be removed from shares of Restricted Stock during the first year following the grant date, except in the event of a Change in Control.

3.8 VOTING RIGHTS. During the restriction period, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.

SECTION 4

OPERATION AND ADMINISTRATION

4.1 EFFECTIVE DATE. Subject to the ratification of the shareholders of SBS at SBS' 2000 Annual Meeting of its shareholders, the Plan shall be effective as of July 1, 2000 (the "Effective Date"). The Plan shall expire on the tenth anniversary of the Effective Date and, if the Plan is terminated, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into before the ten-year anniversary).

4.2 SHARES SUBJECT TO PLAN. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, including shares purchased in the open market or in private transactions that are returned to authorized but unissued status.

(b) Subject to the following provisions of this subsection 4.2, the number of shares of Stock available for Awards under the Plan during any fiscal year of SBS shall equal (i) ten percent of the adjusted average of the outstanding Stock, as that number is determined by SBS to calculate fully diluted earnings per share for the preceding fiscal year; REDUCED BY (ii) any shares of Stock under the Plan subject to unexercised options and any shares of Stock under the Plan subject to restrictions.

(c) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is used to satisfy the applicable tax withholding obligation, those shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d) If the exercise price of any stock option granted under the Plan or any prior Plan is satisfied by tendering shares of Stock to SBS (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e) In the event of a corporate transaction involving SBS (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may, but is not required to, adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include:

(1) adjustment of the number and kind of shares which may be delivered under the Plan;

(2) adjustment of the number and kind of shares subject to outstanding Awards;

(3) adjustment of the Exercise Price of outstanding Options; and

(4) any other adjustments that the Committee determines to be equitable.

4.3 GENERAL RESTRICTIONS. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, SBS shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless the delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4 TAX WITHHOLDING. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose before the occurrence of withholding, may permit withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock that the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

4.5 GRANT AND USE OF AWARDS. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of SBS or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by SBS or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of SBS or a Subsidiary, including the plans and arrangements of SBS or a Subsidiary assumed in business combinations.

4.6 DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of the credited amounts in Stock equivalents.

4.7 SETTLEMENT OF AWARDS. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting those credits into deferred Stock equivalents.

4.8 TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10 AGREEMENT WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written or electronic document as is determined by the Committee. A copy of that document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of that document. The document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

4.11 ACTION BY SBS OR A SUBSIDIARY. Any action required or permitted to betaken by SBS or a Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of that company.

4.12 GENDER AND NUMBER. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13 LIMITATION OF IMPLIED RIGHTS.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of SBS or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which SBS or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of SBS or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of SBS or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of SBS or any Subsidiary or the right to continue to provide services to SBS or any Subsidiary, nor any right or claim to any benefit under the Plan, unless that right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of SBS before the date on which the individual fulfills all conditions for receipt of those rights.

4.14 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5

CHANGE IN CONTROL

Except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control each outstanding Award shall automatically accelerate (and restrictions on Restricted Stock shall lapse) so that each Award shall, immediately before the effective date of the Change in Control, become fully exercisable for all of the shares of Stock at the time subject to that Award and may be exercised for any or all of those shares as fully-vested shares of Stock. However, an outstanding Award shall NOT so accelerate (and restrictions on Restricted Stock shall not lapse) if and to the extent that Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Award for shares of the capital stock of the successor corporation (or parent thereof). The determination of Award comparability shall be made by the Committee, and its determination shall be final, binding and conclusive.

In addition, if the Award is assumed by the successor corporation (or parent thereof) and the Participant terminates the Participant's employment For Good Reason or SBS (or successor) terminates the Participant's employment NOT For Cause within twelve months following a Change in Control, each outstanding Award shall automatically accelerate (and restrictions on Restricted Stock shall lapse) so that each such Award shall, immediately before the effective date of the termination, become fully exercisable for all of the shares of Stock at the time subject to that Award and may be exercised for any or all of those shares as fully-vested shares of Stock.

SECTION 6

COMMITTEE

6.1 ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of SBS or any Subsidiary. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

6.2 POWERS OF COMMITTEE. The Committee's administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) The Committee will have the authority and discretion to modify the provisions of any outstanding Award under the Plan so long as the modification does not adversely affect the rights of any Participant or beneficiary.

(e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(f) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of SBS, and applicable state corporate law.

6.3 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4 INFORMATION TO BE FURNISHED TO COMMITTEE. SBS and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of SBS and Subsidiaries as to an employee's or Participant's employment (or other provision or services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect by SBS. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

The Board may, at any time, and from time to time, amend in any and all respects (including, without limitation, the categories of persons who are eligible to be participants and the maximum Award which may be granted) or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan before the date the amendment is adopted by the Board. Adjustments pursuant to paragraph 4.2(e) shall not be subject to the foregoing limitations of this Section 7. The Board may not, however, amend paragraph 4.2(b) of the Plan to increase the total number of shares available for Awards under the Plan unless the amendment is approved by shareholders.

SECTION 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) AWARD. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options or Restricted Stock Awards.

(b) BOARD. The term "Board" shall mean the Board of Directors of SBS.

(c) CASHLESS EXERCISE. The term "Cashless Exercise" means the exercise of an Option by the Participant through the use of a brokerage firm to make payments to SBS of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, SBS delivers the exercised Shares to the brokerage firm. The date of exercise of a Cashless Exercise shall be the date the broker executes the sale of exercised Shares, or if no sale is made, the date the broker receives the exercise loan notice from the Participant to pay SBS for the exercised Shares.

(d) CHANGE-IN-CONTROL. The term "Change-in-Control" means a change in control of SBS of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; provided, that without limitation, such a Change-in-Control shall be deemed to have occurred at such time as a "person" (as used in Section 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of SBS' outstanding securities ordinarily having the right to vote in elections of directors; or (b) individuals who constitute the Board of Directors of SBS on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by SBS' shareholders, was approved by a vote of at least a majority of the Directors comprising the Incumbent Board shall be, for purposes of the subsection (b), considered as though such person were a member of the Incumbent Board. Notwithstanding the foregoing definition, no Change-in-Control shall be deemed to have occurred unless and until the Participant has actual knowledge from one of the following sources: a report filed with the Securities and Exchange Commission, a public statement issued by SBS, or a periodical of general circulation, including but not limited to The New York Times or The Wall Street Journal.

(e) CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f) ELIGIBLE INDIVIDUAL. The term "Eligible Individual" shall mean any employee of SBS or a Subsidiary, and any consultant, director, or other person providing services to SBS or a Subsidiary if an Award to that consultant, director or other person is eligible to be registered on Form S-8 or any successor form.

(g) FAIR MARKET VALUE. For purposes of determining the "Fair Market Value" of a share of Stock as of any date means the closing price of the Stock as reported on the NASDAQ on the immediately preceding trading day, all as reported by such sources as the Committee may select.

(h) FOR CAUSE. The term "For Cause" shall mean (1) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to SBS (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) the willful engaging by the Participant in misconduct which is materially injurious to SBS; (3) the commission by the Participant of a felony; or (4) the commission by the Participant of a crime against SBS which is materially injurious to SBS. For purposes of this Plan, no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of SBS. Determination of Cause shall be made by the Committee in its sole discretion.

(i) FOR GOOD REASON. The term "For Good Reason" shall mean any of the following other than in connection with the termination of employment For Cause (as defined above) or in connection with the Participant's disability: (1) the assignment to the Participant by SBS of duties substantially inconsistent with the positions, duties, responsibilities, titles, or offices held by the Participant immediately before the Change-in-Control; (2) a material reduction by SBS in the Participant's base salary or target bonus as in effect at the date immediately before the Change-in-Control; or (3) the relocation of the Participant's principal place of employment outside of a sixty (60) mile radius of the office's current location.

(j) SUBSIDIARIES. The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by SBS, or by any entity that is a successor to SBS.

(k) STOCK. The term "Stock" shall mean shares of Common Stock of SBS.

Resolutions for Adoption

By

The Board of Directors Of

SBS Technologies, Inc.

Amendments to the 2000 Long-Term Equity Incentive Plan

The undersigned, being all the Directors of SBS Technologies, Inc. agree that the following action was approved on July 20, 2001:

The following resolutions were unanimously adopted:

RESOLVED, that paragraph 3.7 of the Corporation's 2000 Long-Term Equity Incentive Plan is amended to read as follows:

3.7 REMOVAL OF RESTRICTION. Restricted Stock covered by each Award made under the Plan shall be provided and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted. The Committee shall have no authority to reduce or remove the Period of Restriction without the express consent of the stockholders of SBS. Restricted Stock issued pursuant to this Section 3 shall provide that the minimum Period of Restriction shall be three (3) years, which Period of Restriction may permit the removal of restrictions on no more than one-third (1/3) of the shares of Restricted Stock at the end of the first year following the grant date, and the removal of the restrictions on an additional one-third (1/3) of the Shares at the end of each subsequent year. In no event shall any restrictions be removed from shares of Restricted Stock during the first year following the grant date, except in the event of a Change in Control.

FURTHER RESOLVED, that paragraph 8(g) of the Corporation's 2000 Long-Term Equity Incentive Plan is amended to read as follows:

8(g) FAIR MARKET VALUE. For purposes of determining the "Fair Market Value" of a share of Stock as of any date Fair Market Value means the closing price of the Stock as reported on the NASDAQ on that date, or, if no trading has occurred on that date, on the immediately preceding trading day, all as reported by such sources as the Committee may select.

FURTHER RESOLVED, that these amendments to paragraph 3.7 and 8(g) are effective immediately for all purposes as if they had been contained in the Plan ab initio. Accordingly, all Awards granted under the Plan, whenever granted and whether or not still outstanding or exercised, shall be deemed to have been granted under the terms of this amendment.

/s/ Christopher A. Amenson
/s/ Lawrence A. Bennigson
/s/ Peter D. Fenner
/s/ Louis C. Golm
/s/ Alan F. White
/s/ Warren Andrews
/s/ Grahame E. Rance